Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pizza Inn Holdings, Inc.
The Colony, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-71700, 333-77617, 333-76296 and 333-177436) and Form S-3 (No. 333-188344) of Pizza Inn Holdings, Inc. of our report dated September 26, 2013, relating to the consolidated financial statement, which appears in this Form 10-K.

Montgomery Coscia Greilich LLP
Plano, Texas

September 26, 2013